UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2018

BioTelemetry, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Road Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On October 2, 2018, BioTelemetry, Inc. (the "Company"), through its subsidiary Telcare Medical Supply, LLC ("Telcare"), acquired certain assets and liabilities of ActiveCare, Inc. ("ActiveCare") for (i) $3,750,000 in cash and (ii) the forgiveness of debt and accounts payable to Telcare. The purchase price also includes a potential earn-out payment of $2,000,000, which is contingent on the achievement of certain revenue targets. The acquired assets primarily consisted of customer contracts and software developed by ActiveCare.

The Company received permission from the Securities and Exchange Commission to omit separate audited financial statements of ActiveCare under Rule 3-05 of Regulation S-X and pro forma financial information relating to the acquisition of ActiveCare under Article 11 of Regulation S-X.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

Dated: October 5, 2018	By:	/s/ Heather C. Getz

		Name:	Heather C. Getz
		Title:	Executive Vice President and Chief Financial Officer